UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018 (July 27, 2018)

MONSTER PRODUCTS, INC.

(Exact name of registrant as specified in charter)

Nevada	333-211681	81-1736095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Gateway Blvd., Suite 900

South San Francisco, CA 94080

(Address of Principal Executive Offices) (Zip Code)

(415) 330-3479

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 27, 2018, shareholders holding more than two-thirds of the voting power of the issued and outstanding shares of stock of Monster Products, Inc. (the “Company”), by written consent, voted to remove Fereidoun “Fred” Khalilian from his position as a member of the board of directors of the Company (the “Board”), effective immediately.

On the same day, the Board temporarily appointed, by written consent, Kevin Lee and Ashley R. Elliott (the “New Directors”) to serve as members of the Board, effective immediately. There are no arrangements or understandings between the Company and the New Directors and any other persons pursuant to which the New Directors were appointed as directors of the Company. There is no family relationship between Ms. Elliott and any other director or officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. K. Lee is the son of Noel Lee, who was, at the time of Mr. K. Lee’s appointment, the Chief Executive Officer and Chairman of the Company. The New Directors are not entitled to any compensation in connection with their appointments to the Board. There are no transactions between the Company and either of the New Directors that are reportable pursuant to Item 404(a) of Regulation S-K. The Company did not enter into or materially amend any material plan, contract or arrangement with either New Director in connection with their respective appointments to serve as members of the Board.

On the same day, and immediately following the approval of the Bylaw Amendment (as defined under Item 5.03 of this Current Report on Form 8-K), the New Directors resigned from their respective positions as members of the Board, effective immediately, leaving Mr. N. Lee as the sole member of the Board.

On the same day, following the resignations of the New Directors, the Board, by written consent, voted to (1) remove Mr. Khalilian as President and Chief Operating Officer of the Company and from any other positions of the Company or any subsidiary of the Company, (2) remove all officers of the Company (other than Mr. N. Lee), and (3) appoint Mr. N. Lee as the President, Secretary and Treasurer of the Company, effective immediately, to serve in such positions until a successor is chosen or until Mr. N. Lee resigns or is removed. Mr. N. Lee, 69 years old, founded Monster, Inc. in 1978 and has been the Chief Executive Officer and the Chairman of the Company since March 22, 2018. There are no arrangements or understandings between the Company and Mr. N. Lee and any other person or persons pursuant to which Mr. N. Lee was appointed as the Company’s President, Secretary and Treasurer and, at the time of his appointment as the President, Secretary and Treasurer of the Company, there was no family relationship between Mr. N. Lee and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. N. Lee in connection with his appointment as the President, Secretary and Treasurer.

Additional information concerning Mr. N. Lee is incorporated herein by reference from the section entitled “Certain Relationships and Related Party Transactions” in the Company’s Registration Statement on Form S-1 (Registration No. 333-225241) filed on May 25, 2018.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2018, following the appointment of the New Directors, the Board, by written consent, voted to adopt an amendment to Article III, Section 1(a) of the amended and restated bylaws of the Company (the “Bylaws”) to remove the requirement that the number of directors on the Board may not be less than three unless all of the outstanding shares of stock of the Company are owned beneficially and of record by less than three stockholders (the “Bylaw Amendment”). As a result of the Bylaw Amendment, the minimum number of directors that may constitute the Board is now one.

The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Bylaw Amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2018

Monster Products, Inc.

By:	/s/ Noel Lee
Name:	Noel Lee
Title:	Chief Executive Officer